EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Third-Quarter 2022 Financial Results

BEDFORD, Mass., November 8, 2022 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the third quarter ended October 1, 2022.

Financial Performance Highlights
•Revenue for the third quarter of 2022 was $278.2 million, compared with $440.7 million in the third quarter of 2021. Revenue for the first nine months of 2022 was $825.5 million versus $1,109.5 million in the comparable period of 2021.
◦The company’s third-quarter 2022 revenue performance was primarily impacted by lower orders from retailers and distributors in North America and EMEA as part of their ongoing efforts to rebalance inventory levels and, to a much lesser extent, the impact of changes in foreign exchange rates.
◦Geographically, third-quarter 2022 revenue declined 60% in EMEA, 32% in the U.S. and 20% in Japan over the prior period last year.
◦Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 76% of total robot sales in the third quarter of 2022 versus 86% in the same quarter one year ago.
◦Aeris air purifier revenue was approximately $2 million in the third quarter of 2022.
◦We estimate that iRobot’s third-quarter 2022 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, declined by 41% from the third quarter of 2021 and represented 56% of third-quarter 2022 revenue. iRobot’s direct-to-consumer (DTC) revenue of $41 million in the third quarter of 2022 increased 2% from the prior year’s third quarter.
•The company’s third-quarter 2022 GAAP operating loss was $68.4 million, compared with third-quarter 2021 GAAP operating income of $40.5 million. iRobot’s third-quarter 2022 non-GAAP operating loss was $34.5 million, compared with non-GAAP operating income of $48.0 million in the same period one year ago. The company’s third-quarter 2022 operating loss primarily reflected the impact of lower revenue and a lower gross profit margin. The company’s GAAP operating loss for the first nine months of 2022 was $155.6 million, compared with GAAP operating income of $43.8 million in the first nine months of 2021. iRobot’s non-GAAP operating loss for the first nine months of 2022 was $106.3 million versus non-GAAP operating income of $71.9 million in the same period one year ago.
•iRobot’s GAAP net loss per share was $4.71 for the third quarter of 2022, compared with GAAP net income per share of $2.06 in the third quarter of 2021. Non-GAAP net loss per share was $1.78 for the third quarter of 2022 versus non-GAAP net income per share of $1.67 in the third quarter of 2021. GAAP net loss per share for the first nine months of 2022 was $7.44, compared with GAAP net income per share of $2.17 in the same period of 2021. For the first nine months of 2022, the company’s non-GAAP net loss per share was $2.80, compared with non-GAAP net income per share of $2.32 for the same period of 2021.
•As of October 1, 2022, the company’s cash, cash equivalents and short-term investments were $89.6 million, compared with $63.4 million as of July 2, 2022 and $234.5 million at the end of 2021.

During the third quarter, the company drew down an incremental $55 million from its unsecured revolving line of credit of $150 million, which brought its balance outstanding to $90 million as of October 1, 2022.
•The company’s inventory balance was $419 million, or 191 days, as of October 1, 2022, versus $354 million, or 116 days, at the end of the third quarter one year ago. The increase in inventory primarily reflected higher on-hand inventory levels entering the quarter and the impact of relatively soft orders during the quarter as retailers and distributors in North America and EMEA took actions to reduce their own inventory levels. iRobot plans to use its on-hand inventory to help fulfill anticipated fourth-quarter 2022 orders.

Third-Quarter and Recent Business Highlights
•On September 27, 2022, iRobot introduced the Roomba Combo™ j7+, the world's most advanced robot vacuum and mop, along with thoughtful iRobot OS 5.0 updates. Thus far, the product has been favorably received by the marketplace.
◦The Roomba Combo j7+ has received positive coverage by The Verge, GQ, CNET and CNET France, The Independent, El Pais and Computerbild.de among many other popular websites, newspapers and magazines in the U.S. and Europe.
•Roomba® was a featured product in Amazon’s Prime Early Access Sale event that was held on October 11-12, 2022 to kick off upcoming holiday celebrations.
•In mid-October, iRobot announced a favorable initial determination in the company's patent infringement action against SharkNinja Operating LLC and its related entities ("SharkNinja") at the International Trade Commission ("ITC"). The ruling, which found that SharkNinja had infringed valid claims of multiple iRobot asserted patents, recommends that the ITC issue an order barring the importation of various infringing SharkNinja robotic cleaning products.
•The company’s community of engaged, connected customers who have opted-in to its digital communications grew to 16.4 million, an increase of 31% from the third quarter of 2021.
•On August 5, 2022, iRobot announced a definitive agreement to be acquired by Amazon.com, Inc. (NASDAQ: AMZN) for $61.00 per share in cash. On October 17, 2022, iRobot’s stockholders approved the merger and compensation proposals at the company’s special meeting of stockholders.
•During the third quarter, iRobot initiated a restructuring of its operations aimed at better aligning its cost structure with near-term revenue. The company recorded restructuring charges totaling $5 million in the third quarter and expects to record an additional restructuring charge for the consolidation of certain facilities in the fourth quarter. iRobot currently anticipates that its second-half 2022 restructuring actions will deliver net non-GAAP cost savings of approximately $5 million to $6 million in the fourth quarter of 2022 with approximately $30 million in net 2023 non-GAAP cost savings, including actions associated with the facilities consolidation.
•On November 1, 2022, iRobot disclosed that it amended the terms and conditions of its $150 million revolving credit facility.

Given the ongoing disruptions and uncertainty that could impact the company's outlook and in light of the pending transaction with Amazon.com, Inc., which was announced on August 5, 2022, iRobot will not hold a third-quarter 2022 financial results conference call and its practice of providing financial guidance remains suspended.

About iRobot Corp.
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot's product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the Company’s expectations regarding the restructuring of operations and the financial impacts thereof and management’s plans for inventory use in the fourth quarter are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction with Amazon.com, Inc in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (xviv) current supply chain challenges including current constraints in the availability of certain semiconductor components used in our products; (xx) the financial strength of our customers and retailers; (xxi) the impact of tariffs on goods imported into the United States; and (xxii) competition, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Revenue	$278,191	$440,682	$825,511	$1,109,539
Cost of revenue:
Cost of product revenue	200,947	277,703	558,111	684,190
Amortization of acquired intangible assets	837	225	2,533	675
Total cost of revenue	201,784	277,928	560,644	684,865
Gross profit	76,407	162,754	264,867	424,674
Operating expenses:
Research and development	41,425	40,262	125,893	120,859
Selling and marketing	60,273	59,055	197,355	186,722
General and administrative	31,508	22,688	84,585	72,587
Amortization of acquired intangible assets	11,568	251	12,603	661
Total operating expenses	144,774	122,256	420,436	380,829
Operating (loss) income	(68,367)	40,498	(155,569)	43,845
Other (expense) income, net	(979)	26,585	(19,906)	26,139
(Loss) income before income taxes	(69,346)	67,083	(175,475)	69,984
Income tax expense	59,020	9,867	26,718	8,083
Net (loss) income	$(128,366)	$57,216	$(202,193)	$61,901

Net (loss) income per share:
Basic	$(4.71)	$2.09	$(7.44)	$2.22
Diluted	$(4.71)	$2.06	$(7.44)	$2.17

Number of shares used in per share calculations:
Basic	27,264	27,413	27,159	27,923
Diluted	27,264	27,803	27,159	28,475

Stock-based compensation included in above figures:
Cost of revenue	$548	$284	$1,574	$929
Research and development	2,797	2,361	7,657	6,896
Selling and marketing	1,658	895	4,800	2,982
General and administrative	3,274	(1,467)	9,477	5,388
Total	$8,277	$2,073	$23,508	$16,195

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	October 1, 2022	January 1, 2022
Assets
Cash and cash equivalents	$89,588	$201,457
Short term investments	—	33,044
Accounts receivable, net	133,055	160,642
Inventory	419,088	333,296
Other current assets	84,067	61,094
Total current assets	725,798	789,533
Property and equipment, net	67,173	78,887
Operating lease right-of-use assets	28,520	37,609
Deferred tax assets	8,223	37,945
Goodwill	159,531	173,292
Intangible assets, net	10,948	28,410
Other assets	38,089	38,753
Total assets	$1,038,282	$1,184,429

Liabilities and stockholders' equity
Accounts payable	$233,169	$251,298
Accrued expenses	84,359	132,618
Deferred revenue and customer advances	12,875	11,767
Short-term notes payable	90,000	—
Total current liabilities	420,403	395,683
Operating lease liabilities	33,246	43,462
Deferred tax liabilities	1,013	3,250
Other long-term liabilities	21,841	25,311
Total long-term liabilities	56,100	72,023
Total liabilities	476,503	467,706
Stockholders' equity	561,779	716,723
Total liabilities and stockholders' equity	$1,038,282	$1,184,429

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	October 1, 2022	October 2, 2021
Cash flows from operating activities:
Net (loss) income	$(202,193)	$61,901
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	39,078	23,978
Loss (gain) on equity investment	18,828	(26,929)
Stock-based compensation	23,508	16,195
Deferred income taxes, net	13,090	(8,190)
Other	4,209	4,496
Changes in operating assets and liabilities — (use) source, excluding effects of acquisition
Accounts receivable	23,767	(71,368)
Inventory	(85,447)	(173,986)
Other assets	31,268	(5,851)
Accounts payable	(24,054)	93,530
Accrued expenses and other liabilities	(54,649)	(4,551)
Net cash used in operating activities	(212,595)	(90,775)

Cash flows from investing activities:
Additions of property and equipment	(8,895)	(25,302)
Purchase of investments	(3,150)	(9,641)
Sales and maturities of investments	17,723	63,976
Net cash provided by investing activities	5,678	29,033

Cash flows from financing activities:
Proceeds from employee stock plans	3,274	5,157
Income tax withholding payment associated with restricted stock vesting	(1,775)	(5,161)
Stock repurchases	—	(150,000)
Proceeds from borrowings	90,000	—
Net cash provided by (used in) financing activities	91,499	(150,004)

Effect of exchange rate changes on cash and cash equivalents	3,549	(2,877)
Net decrease in cash and cash equivalents	(111,869)	(214,623)
Cash and cash equivalents, at beginning of period	201,457	432,635
Cash and cash equivalents, at end of period	$89,588	$218,012

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Revenue by Geography: *
Domestic	$147,075	$216,542	$439,626	$528,138
International	131,116	224,140	385,885	581,401
Total	$278,191	$440,682	$825,511	$1,109,539

Robot Units Shipped *
Vacuum	925	1,379	2,556	3,496
Mopping	81	164	289	449
Total	1,006	1,543	2,845	3,945

Revenue by Product Category **
Vacuum***	$251	$398	$736	$991
Mopping and other****	27	43	90	119
Total	$278	$441	$826	$1,110

Average gross selling prices for robot units	$314	$322	$325	$322

Headcount	1,316	1,343

* in thousands
** in millions
*** Includes Roomba robot vacuum-related accessory revenue
**** Includes Braava robot mop-related accessory revenue and air purifier, handheld vacuum and Root

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Tariff Refunds: iRobot’s Section 301 List 3 Tariff Exclusion was reinstated in March 2022, which temporarily eliminates tariffs on our Roomba products imported from China beginning on October 12, 2021 until December 31, 2022. This temporary exclusion entitles us to a refund of all related tariffs previously paid since October 12, 2021. We exclude the refunds for tariff costs expensed during fiscal 2021 from our 2022 non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance costs, certain professional fees, costs associated with consolidation of warehouses, and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
GAAP Revenue	$278,191	$440,682	$825,511	$1,109,539

GAAP Gross Profit	$76,407	$162,754	$264,867	$424,674
Amortization of acquired intangible assets	837	225	2,533	675
Stock-based compensation	548	284	1,574	929
Tariff refunds	—	(270)	(11,727)	(270)
Restructuring and other	530	—	4,551	—
Non-GAAP Gross Profit	$78,322	$162,993	$261,798	$426,008
Non-GAAP Gross Margin	28.2%	37.0%	31.7%	38.4%

GAAP Operating Expenses	$144,774	$122,256	$420,436	$380,829
Amortization of acquired intangible assets	(11,568)	(251)	(12,603)	(661)
Stock-based compensation	(7,729)	(1,789)	(21,934)	(15,266)
Net merger, acquisition and divestiture expense	(7,837)	(635)	(8,117)	(1,274)
IP litigation expense, net	(312)	(4,569)	(4,234)	(9,292)
Restructuring and other	(4,486)	—	(5,413)	(213)
Non-GAAP Operating Expenses	$112,842	$115,012	$368,135	$354,123
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	40.6%	26.1%	44.6%	31.9%

GAAP Operating (Loss) Income	$(68,367)	$40,498	$(155,569)	$43,845
Amortization of acquired intangible assets	12,405	476	15,136	1,336
Stock-based compensation	8,277	2,073	23,508	16,195
Tariff refunds	—	(270)	(11,727)	(270)
Net merger, acquisition and divestiture expense	7,837	635	8,117	1,274
IP litigation expense, net	312	4,569	4,234	9,292
Restructuring and other	5,016	—	9,964	213
Non-GAAP Operating (Loss) Income	$(34,520)	$47,981	$(106,337)	$71,885
Non-GAAP Operating Margin	(12.4)%	10.9%	(12.9)%	6.5%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
GAAP Income Tax Expense	$59,020	$9,867	$26,718	$8,083
Tax effect of non-GAAP adjustments	(16,282)	(8,905)	(27,647)	(5,995)
Other tax adjustments	(29,679)	156	(30,479)	2,929
Non-GAAP Income Tax Expense (Benefit)	$13,059	$1,118	$(31,408)	$5,017

GAAP Net (Loss) Income	$(128,366)	$57,216	$(202,193)	$61,901
Amortization of acquired intangible assets	12,405	476	15,136	1,336
Stock-based compensation	8,277	2,073	23,508	16,195
Tariff refunds	—	(270)	(11,727)	(270)
Net merger, acquisition and divestiture expense	7,837	635	8,117	1,274
IP litigation expense, net	312	4,569	4,234	9,292
Restructuring and other	5,016	—	9,964	213
Loss (gain) on strategic investments	14	(27,141)	18,828	(26,929)
Income tax effect	45,961	8,749	58,126	3,066
Non-GAAP Net (Loss) Income	$(48,544)	$46,307	$(76,007)	$66,078

GAAP Net (Loss) Income Per Diluted Share	$(4.71)	$2.06	$(7.44)	$2.17
Amortization of acquired intangible assets	0.46	0.02	0.56	0.05
Stock-based compensation	0.30	0.08	0.86	0.57
Tariff refunds	—	(0.01)	(0.43)	(0.01)
Net merger, acquisition and divestiture expense	0.29	0.02	0.30	0.04
IP litigation expense, net	0.01	0.16	0.15	0.33
Restructuring and other	0.18	—	0.37	0.01
Loss (gain) on strategic investments	—	(0.98)	0.69	(0.95)
Income tax effect	1.69	0.32	2.14	0.11
Non-GAAP Net (Loss) Income Per Diluted Share	$(1.78)	$1.67	$(2.80)	$2.32

Number of shares used in diluted per share calculation	27,264	27,803	27,159	28,475

Supplemental Information
Days sales outstanding	44	50
GAAP Days in inventory	190	116
Non-GAAP Days in inventory	191	116

iRobot Corporation
Supplemental Data - Impact of Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Section 301 Tariff Costs	$948	$14,145	$2,471	$29,150
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(0.3)%	(3.2)%	(0.3)%	(2.6)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.03)	$(0.43)	$(0.09)	$(0.86)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.05)	$(0.50)	$(0.06)	$(0.95)

Certain numbers may not total due to rounding